                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                       PEOPLES OHIO FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:______________________________________________

        2) Form, Schedule or Registration Statement No.:________________________

        3) Filing Party:________________________________________________________

        4) Date Filed:_______________________

                       PEOPLES OHIO FINANCIAL CORPORATION
                             635 SOUTH MARKET STREET
                                TROY, OHIO 45373
                                 (937) 339-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 26, 2004

      The Annual Meeting of Shareholders of Peoples Ohio Financial Corporation (the "Company") will be held at Edison Community College located at 1973 Edison Drive, Piqua, Ohio on Tuesday, October 26, 2004, at 3:00 p.m. to consider and act on the following matters:

      1.    Election of three Directors for two-year terms expiring in 2006.

      2. Ratify the selection of BKD, LLP as independent auditors of the Company for the year ending June 30, 2005.

      3. Conduct such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on September 13, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

      A copy of the Company's Annual Report which includes financial statements for the fiscal year ended June 30, 2004, is enclosed.

                                        By Order of the Board of Directors

                                        /s/ Linda A. Daniel
                                        ----------------------------------
                                        Linda A. Daniel
                                        Secretary

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTPAID ENVELOPE.

Troy, Ohio                                                    September 24, 2004

                       PEOPLES OHIO FINANCIAL CORPORATION
                             635 SOUTH MARKET STREET
                                TROY, OHIO 45373

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                     GENERAL

      We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Peoples Ohio Financial Corporation (the "Company" "we" or "us") is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders (the "Annual Meeting"). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.

      You are invited to attend our Annual Meeting on October 26, 2004 beginning at 3:00 p.m., local time. The Annual Meeting will be held at Edison Community College, 1973 Edison Drive, Piqua, Ohio.

      This Proxy Statement and the enclosed form of proxy is expected to be mailed to shareholders on or about September 24, 2004.

                             SOLICITATION AND VOTING

SHAREHOLDERS ENTITLED TO VOTE

      Holders of record of common stock of the Company at the close of business on September 13, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of common stock of the Company is entitled to one vote.

      Pursuant to the Company's Amended and Restated Code of Regulations ("Code of Regulations"), shareholders are not entitled to cumulate their votes for the election of Directors.

      As of the Record Date, the Company had 7,255,745 common shares issued and outstanding.

VOTING PROCEDURES

      Unless you hold your shares in the Company's Employee Stock ownership Plan and Trust ("ESOP"), you can vote on matters to come before the Annual Meeting in one of two ways:

         -     you can come to the Annual Meeting and cast your vote there; or

         - you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

      You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

      If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

VOTING PROCEDURES FOR SHARES IN THE COMPANY'S ESOP

   If you participate in the Company's ESOP, please return your proxy card in the enclosed envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the ESOP and do not vote your shares or give voting instructions, generally, the plan trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.

REQUIRED VOTE

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

      Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker "non votes" will not be counted as votes either "for" or "against" any Director. As to ratification of BKD, LLP and all other matters that may come before the Annual Meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker "non votes" are again not counted for purposes of approving the matter or any other matters coming before the Annual Meeting.

REVOKING A PROXY

      If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy at any time prior to its exercise by:

         -     sending in another proxy with a later date;

         - providing written notification of the revocation to the Company's Secretary in writing at Peoples Ohio Financial Corporation, 635 South Market Street, Troy, Ohio, 45373; or

         -     appearing in person at the Annual Meeting and revoking the proxy.

      If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

COST OF PROXY SOLICITATION

      We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

INSPECTOR OF ELECTION

   Your proxy returned in the enclosed envelope will be delivered to the Company's transfer agent, Registrar and Transfer Company ("R&T"). The Board of Directors has designated R&T to act as inspectors of election and to tabulate the votes at the Annual Meeting. R&T is not otherwise employed by, or a Director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

OTHER MATTERS

   The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, or any adjournment thereof, including matters relating to the conduct of the Annual Meeting, it is intended that the shares represented by properly-executed proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                            GOVERNANCE OF THE COMPANY

COMPOSITION OF THE BOARD OF DIRECTORS

      During 2004, the Board of Directors met a total of five times. In addition, the Board of Directors has authorized various Committees to manage distinct matters of the Company. These Committees include the Audit Committee and Compensation Committee. Membership on each of the Committees, and number of Committee and Board meetings held during the fiscal year ending June 30, 2004, is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in fiscal year 2004.

                       NAME                           BOARD     AUDIT     COMPENSATION
-----------------------------------------------       -----     -----     ------------
Cooper- Chairman of the Board                           X         X            X
Klockner                                                X         X
McGraw                                                  X
Robinson                                                X                      X
Scott                                                   X
Wilcox                                                  X         X            X
Meetings during fiscal year 2004                        5         6            3

THE AUDIT COMMITTEE

      The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

         -     maintaining a liaison with the outside auditors;

         -     reviewing the adequacy of internal controls;

         - reviewing with management and outside auditors financial disclosures of the Company; and

         - reviewing any material changes in accounting principles or practices used in preparing statements.

THE COMPENSATION COMMITTEE

      The Compensation Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer (Mr. Scott) and also approves the Chief Executive Officer's salary and other incentive compensation. The Committee's functions include:

         -     awarding shares or options under the Company's stock option plan;

         - determining compensation to be paid pursuant to the Company's incentive plan; and

         - publishing an annual Executive Compensation Committee Report for the shareholders.

    The Committee is aided in performing these functions by counsel.

    During fiscal year 2004, the Board of Directors acted as the nominating committee for selecting nominees for election as Directors. As a result, there is no charter for a nominating committee.

    The Board of Directors believes it is appropriate that the Board as a whole functioned as a nominating committee during fiscal year 2004, as the Board of Directors believes that allowing the full Board of Directors to act as a nominating committee does not permit management to exercise undue control over the Director nomination process. Moreover, the Board of Directors believes that all of the Directors have significant expertise in the operations and needs of the Company and its Board of Directors, and have valuable insights to offer regarding the value that qualified Directors can bring to the Company.

    In its deliberations, the Board of Directors, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs. Any nominee for Director chosen by the Board of Directors, acting as a nominating committee, must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified Director candidates to fill vacancies, the Board of Directors, acting as a nominating committee, solicits its then current Directors for the names of potential qualified candidates. Moreover, the Board of Directors, acting as a nominating committee, may ask Directors to pursue their own business contacts for the names of potentially qualified candidates. The Board of Directors, acting as a nominating committee, would then consider the potential pool of Director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as Director of the Company. The Board of Directors, acting as a nominating committee, will consider the nomination of Director candidates recommended by shareholders in the same manner in which the Board of Directors would evaluate nominees for Director recommended by the Board of Directors. Recommendations to the Board of Directors, acting as a nominating committee, from shareholders regarding candidates must be delivered to the Company's Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election.

    The Company's Code of Regulations sets forth procedures that must be followed by shareholders seeking to make nominations for Directors.

      The Company's Code of Regulations provides that candidates for Directors at an annual meeting may be nominated by any shareholder by filing the names of such candidates with the Secretary of the Company at least sixty days prior to the first anniversary of the most recent annual meeting held for election of Directors; provided, however, that if the annual meeting for the election of Directors in any year is not held on or before the thirty first day following such anniversary, then written notice must be received within a reasonable time prior to the date of such annual meeting.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

      The Company's Board of Directors maintains an informal process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Company's Board should send any communication to the Secretary of the Company. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary of the Company will forward such communication to the full Board of Directors or to any individual Director or Directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Company's Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

      The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All Company Directors attended the 2003 annual meeting of shareholders.

DIRECTORS' COMPENSATION

      The Directors and Chairman of the Company received $3,000 and $4,000, respectively, for serving on the Company's Board of Directors during fiscal year 2004. In addition, Company Directors who are not also employees of the Company or Bank ("Outside Directors") receive $500 per Company committee meeting or Company Board meeting attended. Those Directors who also serve on the Bank's Board of Directors received $10,000 for serving in such capacity during 2004. In addition, Outside Directors receive $300 per Bank committee meeting or Bank Board meeting attended. In addition, the Company maintains a Stock-Based Incentive Plan for Directors.

      STOCK-BASED INCENTIVE PLAN. The Company maintains the Incentive Plan for both Directors and employees which vest and become exercisable over three years (prior to 2003, options granted were fully exercisable on the date of grant). Under the plan each non-employee Directors was granted 1,500 common shares during fiscal year 2004.

                                 CODE OF ETHICS

      The Board of Directors has not yet adopted a code of ethics under applicable SEC regulations governing the Company's principal executive officer and principal financial officers or persons performing similar functions. The Board has not felt the need to adopt such a code of ethics for several reasons. First, the Company's principal executive officer and principal financial officer are also executive officers of the Bank and the Bank has adopted a Code of Ethics and Conflicts of Interests Policy that governs matters such as conflicts of interests, acceptance of gifts, and loans to executive officers. Second, the Company and the Bank are already subject to extensive regulation and supervision by federal and state banking regulators. Notwithstanding the foregoing, he Board of Directors intends to consider adoption in the near future of a code of ethics for the Company's principal executive officer and principal financial officers in accordance with SEC regulations.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the SEC. The Company assists its Directors and executive officers in completing and filing of such reports. Executive officers, directors and greater that 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all executive officers, directors and greater that 10% shareholders filed all reports required on a timely basis pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                        PRINCIPAL HOLDERS OF COMMON STOCK

      The following table sets forth information with respect to ownership of the common stock of the Company by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock. The information in the following chart comes from the stock ledger of the Company and any required ownership reports received by the Company as of the Record Date and is believed to be accurate.

                                        Amount and
        Name and Address           Nature of Beneficial   Percent
      of Beneficial Owner              Ownership (1)     of Class
--------------------------------   --------------------  --------
E. Joseph Lowe                            698,052          9.57%
901 N. Miami Avenue
Miami, Fl. 33136

Ronald B. Scott                           520,420(2)       7.13%
194 Littlejohn Road
Troy, Ohio 45373

The Estate of  G. Joseph Reardon          409,226(3)       5.61%
10 Colony Park Drive
Troy, Ohio 45373

(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercised sole voting and investment power over the shares.

(2) Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 requires the inclusion in "beneficial ownership" of shares of common stock which may be acquired by the exercise of options, within 60 days. President Scott has immediately exercisable options to acquire 320,650 shares, which amount is included in his holdings.

(3) 139,576 of these shares are held by Mr. Reardon's spouse. Mr. Reardon's estate disclaims beneficial ownership of these shares. Rule 13d - 3(d)(1) under the Securities Exchange Act of 1934 requires the inclusion in "beneficial ownership" of shares of common stock which may be acquired by the exercise of options, within 60 days. Upon Mr. Reardon's death on July 20, 2004, all of Mr. Reardon's 27,844 options became immediately exercisable, which amount is included in his holdings.

                          ITEM 1. ELECTION OF DIRECTORS

      The Company's Code of Regulations provides that the Board of Directors shall be composed of six members and shall be divided into two classes. The members of each class are elected for a term of two years. One class is elected annually.

      Three Directors will be elected at the Annual Meeting to serve two-year terms and until their successors are elected and qualified. The Board of Directors serving as the Nominating Committee has nominated the following current Directors:

                             William J. McGraw, III
                                 Ronald B. Scott
                                 James S. Wilcox

      There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected. The Board of Directors will not consider nominees recommended by shareholders unless such nomination is made directly by the shareholders in accordance with the procedures provided in the Company's Code of Regulations, described above.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                  THE ABOVE NOMINEES FOR DIRECTOR UNDER ITEM 1.

      The persons named in the enclosed proxy intend to vote for the election of named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitutes as the Board of Directors may recommend. The Board knows of no reason why any nominee might be unavailable to serve.

                    NOMINEES WHOSE TERMS WILL EXPIRE IN 2006

     NAME AND AGE AS OF                     POSITION, PRINCIPAL OCCUPATION,
     THE ANNUAL MEETING                  BUSINESS EXPERIENCE AND DIRECTORSHIP
----------------------------    --------------------------------------------------------------
William J. McGraw, III    56    WILLIAM J. MCGRAW, III has been a director of the Bank since
                                1977. He is an attorney and president of Dungan & LeFevre Co.,
                                L.P.A., the Troy Ohio Law firm which represents the Company as general counsel. Mr. McGraw was past president of the Troy Area
                                Chamber of Commerce and the Troy Noon Optimist Club, and
                                founding Chairman of Leadership Troy. He is a past chairman of the board of trustees of Upper Valley Medical Centers, and currently serves as a trustee of the Troy Development Council.
                                Mr. McGraw also serves as Secretary and Director of the
                                Company's service corporation.

Ronald B. Scott           57    RONALD B. SCOTT has been a director of the Bank since 1991. He has served as President and Chief Executive Officer of the
                                Company since December, 1990. He also serves as President and as a Director of its service corporation. Mr. Scott has been employed with the Company since 1987 and previously served as a
                                Senior Vice President and Chief Financial Officer of the
                                Company. Mr. Scott is a past Chairman of the Troy Area Chamber of Commerce. He currently serves as a Trustee of the Troy
                                Foundation and Vice President of the Paul Duke Foundation. He
                                is a member of the Troy Development Council and is Vice
                                Chairman of the Tax-Incentive Review Council of Miami County.

James S. Wilcox           57    JAMES S. WILCOX has been a director of the Bank since 1996. He is the retired vice president of finance and chief financial officer for PMI Food Equipment Group headquartered in Troy. Mr.
                                Wilcox serves on the boards of MVPS, and Tropitone Corporation.
                                He served as an Advisory Board member from 1989 until 1996 when he was appointed to the full board.

                         CONTINUING DIRECTORS WITH TERMS EXPIRING 2007

     NAME AND AGE AS OF                     POSITION, PRINCIPAL OCCUPATION,
     THE ANNUAL MEETING                  BUSINESS EXPERIENCE AND DIRECTORSHIP
----------------------------    --------------------------------------------------------------
Thomas E. Robinson        73    THOMAS E. ROBINSON has been a director of the Bank since 1996.
                                He is a retired executive. Mr. Robinson is active in a number of charitable boards and foundations including the Ruth Lyons
                                Children's Fund, and is a past member of the Troy Foundation.
                                He is also an Ambassador for Upper Valley Medical Center. He served as an Advisory Board member from 1995 until 1996 when he was appointed to the full board.

Donald Cooper             76    DONALD COOPER has been a director of the Bank since 1989. He is the president of Captor Corporation, Tipp City, Ohio, a
                                manufacturer of specialized electronic components. Mr. Cooper is also a member of the Tipp City Rotary Club and supports Tipp
                                City community projects.

Richard W. Klockner       75    RICHARD W. KLOCKNER has been a director of the Bank since 1996.
                                He is owner and president of Klockner & Associates, a civil engineering company located in Troy. Mr. Klockner is a member of the Miami County Home Builders Association, Professional
                                Land Surveyors of Ohio, and the Ohio Society of Professional
                                Engineers. He served as an advisory board member from 1985 until 1996 when he was appointed to the full board.

                         ITEM 2 RATIFICATION OF AUDITORS

      The Board of Directors, upon the recommendation of its Audit Committee, has appointed BKD, LLP to serve as our independent auditors for 2004 and is seeking the ratification of the appointment of BKD, LLP by our shareholders.

      Representatives of BKD, LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

FEES

      The aggregate fees billed for professional services rendered for the Company by BKD, LLP for the years ended June 30, 2004, and 2003 were as follows:

                                    2004             2003
                                    ----             ----
Audit Fees                        $ 45,220        $  36,830
Audit-Related Fees                   2,700            4,675
Tax Fees                             7,605            6,065
All Other Fees                           0           76,502
                                  --------        ---------
             Total                $ 55,525        $ 124,072
                                  ========        =========

      The Audit Fees for the years ended June 30, 2004 and 2003, were for professional services rendered in connection with the audits of the consolidated financial statements of the Company and assistance with the review of documents filed with the OTS and the SEC.

      The Audit Related Fees for the years ended June 30, 2004 and 2003, were mainly for assurance and related services in connection with quarterly financial information filed with the OTS and the SEC.

      The Tax Fees for the years ended June 30, 2004 and 2003, were for services related to tax compliance, including the preparation of income tax returns.

      All Other Fees were for services rendered in connection with the Company's internal audit. Pursuant to the Sarbanes-Oxley Act of 2002, and SEC rules promulgated thereunder regarding the provision of non-audit services, the Company's Audit Committee engaged Professional Bank Services to provide internal audit services during fiscal year 2004. BKD, LLP did not provide the Company any other services for the years ended June 30, 2004 and 2003.

      The Board has established pre-approval policies and procedures with respect to engagement of accountants to render audit and non-audit services. All auditing services and non-audit services provided by BKD, LLP, for the year ending 2004, have been approved by the audit committee.

      The Audit Committee of the Board believes that the non-audit services provided by BKD, LLP are compatible with maintaining that firm's independence.

      The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker "non-votes," is required for the ratification of the appointment of BKD, LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
                     THE ABOVE NAMED AUDITORS UNDER ITEM 2.

             SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS
                 MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
                 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

      The following table indicates, as of the Record Date the number and percentage of outstanding common shares beneficially owned by each Director of the Company, by each nominee for election to the Board of Directors, and by all Directors and executive officers of the Company as a group.

                                                   Common Stock
                                                Beneficially Owned(1)
                                                --------------------
       Name                                      Amount       Percent
       ----                                      ------       -------
Ronald B. Scott                                 520,420 (2)    7.13%
Thomas E. Robinson                              361,568 (2)    4.97%
William J. McGraw                               300,184 (2)    4.11%
Donald Cooper                                   284,978 (2)    3.91%
Richard W. Klockner                             241,756 (2)    3.31%
James S. Wilcox                                 106,848 (2)    1.46%

All Directors and executive officers as
a group                                       1,859,373       25.48%

(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercised sole voting and investment power over the shares.

(2) Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 requires the inclusion in "beneficial ownership" of shares of common stock which may be acquired by the exercise of options within 60 days. President Scott has immediately exercisable options to acquire 320,650 shares; Mr. Robinson has immediately exercisable options to acquire 3,000 shares; Mr. McGraw has immediately exercisable options to acquire 24,820 shares; Mr. Cooper has immediately exercisable options to acquire 21,820 shares; Mr. Klockner has immediately exercisable options to acquire 31,500 shares; and, Mr. Wilcox has immediately exercisable options to acquire 7,500 shares, all of which amounts are included in their respective holdings. See also "Principal Holders of Common Stock," above.

                               EXECUTIVE OFFICERS

      In addition to the President and Chief Executive Officer, Ronald B. Scott, the Company has the following executive officers:

RICHARD J. DUTTON, 41, is Vice President and Treasurer of the Company. Mr. Dutton joined the Bank as Vice President and Chief Financial Officer in July 2002. Prior to joining the Company, Mr. Dutton was employed by BKD, LLP (and predecessor firms) for 17 years most recently as the partner in charge of the Firm's Kentucky/Southern Indiana Financial Institution Practice. He was appointed by the Board of Directors as Vice President and Treasurer of the Company in September 2002.

LINDA A. DANIEL, 56, is Secretary of the Company. Ms. Daniel has also served the Company as Vice President of Marketing since March 1999. Prior to joining the Bank, Ms. Daniel was employed by Upper Valley Medical Center for 11 years and served as Vice-President of Communications from 1995 to 1999.

                             EXECUTIVE COMPENSATION

      The following table shows, for the years ended June 30, 2004, 2003 and 2002, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and other executive officers ("Named Executive Officers") who accrued salary and bonus in excess of $100,000 in fiscal year 2004.

SUMMARY COMPENSATION TABLE



                                                                  Long Term
                                                                 Compensation    All Other
                                          Annual Compensation       Awards     Compensation
                                          -------------------       ------     ------------
Name and Principal Position    Year      Salary($)     Bonus($)     Options        ($)(1)
---------------------------    ----      ---------     -------      -------        ------
Ronald B. Scott                2004      $157,246      $38,776      13,500         $4,320
  President, Chief             2003       156,000       50,130      13,500          5,083
  Executive Officer            2002       154,836       60,522      19,295          3,350
  and Director
Richard J. Dutton              2004       114,789       30,100       9,000          2,768
  Vice President,              2003       110,000            -       9,000          9,055
  Treasurer
Linda A. Daniel                2004        90,233       23,200       6,800          4,403
  Secretary                    2003        84,695       30,000       6,800          4,470
                               2002        79,589       20,508       9,014          4,025

-------------------

(1) Represents the value of the allocation at the allocation date to the Employee Stock Ownership Plan account and Bank's matching contribution to 401(k). In addition, during 2003, Mr. Dutton received $9,055 as reimbursement for moving expenses and Ms. Daniel receives a $1,000 annual stipend as Secretary to the Corporation.

STOCK OPTIONS GRANTED IN FISCAL YEAR 2004

      The following table sets forth information regarding stock options awarded each of the named executive officers during fiscal year 2004. These grants are also reflected in the summary compensation table. The potential realizable values for the option grants are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the proxy rules administered by the SEC, are for illustration purposes only and they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                                                                           Potential realizable value
                                                                                         at assumed annual rate of stock
                                         % of total                                            price appreciation
                                           options                                               for option term
                                         granted to        Exercise                              ---------------
                           Options      employees in        price        Expiration
                           granted       fiscal 2004      ($/Share)         date              5% ($)            10% ($)
                           -------       -----------      ---------         ----              ------            -------
Ronald B. Scott             13,500          30.2%           $4.15       10/14/2013            $35,234           $89,289
Richard J. Dutton            9,000          20.1             4.15       10/14/2013             23,489            59,526
Linda A. Daniel              6,800          15.2             4.15       10/14/2013             17,747            44,975

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      This table gives information for options exercised by each of the named executive officers in fiscal 2004 and the value (stock price less exercise price) of the remaining unexercised options held by such officers as of June 30, 2004.

                                                                          Number of securities     Value of unexercised
                                                                         underlying unexercised    in-the-money options
                                                                         options at 6/30/04(#)        at 6/30/04($)(1)

                                 Shares acquired         Value               Exercisable/              Exercisable/
Name                              on exercise(#)      realized ($)           unexercisable            unexercisable
----                              --------------      ------------           -------------            -------------
Ronald B. Scott                       48,000            $151,143             320,650/27,000           $638,631/$608
Richard J. Dutton                          -                   -                   0/18,000                 -/6,660
Linda A. Daniel                            -                   -              22,264/13,600            10,342/5,032

--------------------------

(1) An option is "in-the-money" if the fair value of the underlying shares exceed the market price of the option. The figure represents the value of the unexercised options, determined by multiplying the number of unexercised options by the difference between the exercise price of the option and the $4.16 market price for the common shares on June 30, 2004.

                      REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee reviews the compensation levels of the executive officers, including the Chief Executive Officer, each year. The Compensation Committee utilizes independent surveys of compensation of officers in the thrift industry, taking into account comparable asset bases and geographic locations. Based on the foregoing factors, the Compensation Committee establishes the compensation of the Chief Executive Officer and the overall budget for compensation of all other executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS GENERALLY

      The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The compensation program for executive officers consists of three elements - a base salary component, a performance cash bonus and a grant of stock options.

      The objectives of the performance bonuses are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of the Company, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. Performance bonuses are granted based upon objectives set by management.

      The objectives of the stock options are to motivate and reward the executive officers based on each individual's contribution to the total performance of the Company and to reinforce a strong performance orientation.

DETERMINATION OF CEO'S COMPENSATION

      Mr. Scott's compensation was based upon an evaluation of his performance by the Company's Compensation Committee, as well as the Company's long-term performance measured by earnings, capital growth, return on assets, return on equity, asset quality and total shareholder return. The Board of Directors also evaluated past stated objectives developed by the Compensation Committee and Mr. Scott and his success in achieving these objectives. These objectives included measuring The Company's performance against its peer group in total shareholder return, return on assets, return on equity, earnings and asset quality of the Company. The Compensation Committee believes that the level of compensation paid to Mr. Scott in 2004 was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Scott in fiscal year 2004 reflects the significant management and leadership responsibilities required of him and the effective manner in which those responsibilities were fulfilled.

                             COMPENSATION COMMITTEE
                               Thomas E. Robinson
                                 James S. Wilcox
                                  Donald Cooper

COMPENSATION COMMITTEE INTERLOCKS

      During the last fiscal year, no member of the Compensation Committee was a current or former executive officer or employee of the Company or had a reportable business relationship with the Company.

                                PERFORMANCE GRAPH

      The following graph and table show the cumulative total return on the Company's (prior to 2002 the Bank's) common shares for the last five fiscal years ended June 30, 2004, compared to the cumulative total return of (i) the SNL Securities All Publicly Traded Thrifts Index and (ii) the Russell 2000 Index.

      Cumulative total return on the shares or the indices equals the total increase in value since June 30, 1999, assuming reinvestment of all dividends paid on the shares or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on June 30, 1999 in the Banks shares and in each of the indices. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Company's shares or of any particular index.

                               STOCK PERFORMANCE

                              [PERFORMANCE GRAPH]

                      Peoples Ohio Financial
PRICING DATE               Corporation*         Ohio Thrift    Russell 2000
------------          ----------------------    -----------    ------------
 6/30/1999                   100.00               100.77         100.00
 6/30/2000                    48.05                71.14         114.32
 6/29/2001                    35.26                89.47         115.10
 6/28/2002                    40.09               102.88         105.09
 6/30/2003                    51.46               107.19         103.37
 6/30/2004                    52.45               130.76         137.86

* Prior to June 30, 2002, the financial performance is that of the Bank.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee for the year ended June 30, 2004 was comprised of three Directors: Messrs. Wilcox, Cooper, and Klockner. Members of the Company's Audit Committee are considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board has determined that Mr. Wilcox qualifies as an "audit committee financial expert" as defined by SEC rules. The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit the Company's financial statements. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an Appendix to the Company's 2002 Proxy Statement.

      In connection with the audited financial statements contained in the Company's 2004 Annual Report on Form 10-K for the fiscal year ended June 30, 2004 the Audit Committee reviewed and discussed the audited financial statements with management and BKD, LLP. The Audit Committee discussed with BKD, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from BKD, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

      Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004, to be filed with the Securities and Exchange Commission.

                                 Audit Committee
                                 James S. Wilcox
                                  Donald Cooper
                               Richard W. Klockner

                         INDEPENDENT PUBLIC ACCOUNTANTS

      BKD, LLP conducted the independent audit of the Company for the year ended June 30, 2004, and the Board of Directors has selected BKD as the independent accountant of the Company for the fiscal year ending June 30, 2004. Management of the Company expects that a representative of BKD will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

      Currently, the Bank makes loans to Directors who are not full-time employees of the Bank and or Company in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. The Bank also has a policy whereby it will make loans to its full-time employees, including Directors and employees who are full-time employees, at an interest rate that is 1% less than the interest rate charged for comparable loans to other persons. This 1% reduction in interest rate is subject to the condition that the employees sign an agreement that the interest rate will be increased by 1% should the employee's employment with the Bank terminate for any reason.

      The following table sets forth certain information regarding loans made on terms more favorable than those offered to the public to executive officers and Directors of Company whose indebtedness to the Company exceeded $60,000 at any time since July 1, 2004:

                                                                                                Largest
                                                                                                balance
                                                                                      Rate     during year   Balance at
                                              Date                                     of         ended       June 30,
     Name                  Position        Originated          Loan Type            Interest     6/30/03       2004
-----------------       ---------------    ----------     ---------------------     --------   -----------  ----------
Ronald B. Scott         President, CEO       11/2/93      Mortgage (Residence)       6.000%     $  44,718    $  38,018
                                             3/29/01      Equity Line of Credit      3.750%        88,749       59,450
                                            10/03/03      Line of Credit              8.50%         5,000            -

Richard J. Dutton       Vice President,       8/9/02      Mortgage (Residence)        5.50%       393,268      384,949
                        Chief Financial       8/9/02      Equity Line of Credit       4.50%        28,000       14,499
                        Officer              1/15/03      Line of Credit              8.50%           250            -

Linda A. Daniel         Vice President,      3/27/98      Mortgage (Residence)       5.650%       180,749            -
                                             9/28/00      Automobile                 7.500%        12,387            -
                                             5/30/01      Equity Line of Credit      3.750%        39,905            -
                                             1/15/03      Line of Credit              8.50%             -            -
                                             4/15/04      Mortgage (Residence)        4.00%       222,000      219,598
                                             6/07/04      Consumer                    4.00%        18,746       18,746

      None of the outstanding loans to Directors and executive officers involve more than the normal risk of collectibility or present other unfavorable features, and all are current in their payments.

                           RELATED PARTY TRANSACTIONS

      In fiscal year 2004, Dungan & LeFevre Co., L.P.A., the law firm in which William J. McGraw, a Director of the Company and of the Bank, is an attorney and President, performed legal services related to loan transactions, paid by borrowers of the Bank totaling $22,880, services primarily related to litigation in which the Bank was involved totaling $28,038 and annual retainer and non litigation related services to the Bank and Company totaling $24,426.

      Title Safe Agency, Inc., is a real estate title insurance agency wholly-owned by Dungan & LeFevre. In fiscal year 2004, Title Safe Agency performed services for the Company related to loan transactions, such as title insurance and commitments, title examinations and post-closing services. Borrowers of the Bank paid Title Safe Agency $143,000 for services related to their loan transactions.

                              SHAREHOLDER PROPOSALS

      Any proposal which a shareholder wishes to have included in the Company's proxy materials for the Company's Annual Meeting of shareholders to be held in 2005 must be received at the main office of the Company at 635 South Market Street, Troy, Ohio 45373, no later than June 2, 2005. The Board of Directors will review each proposal so received to determine if it satisfies the criteria established by applicable law for inclusion in the Company's 2005 proxy materials.

      On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

      With respect to the Company's 2005 annual meeting of shareholders, if the Company is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company's proxy statement by August 15, 2005, the management proxies will be allowed to use their discretionary authority as outlined above.

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PEOPLES OHIO FINANCIAL CORPORATION

        PEOPLES OHIO FINANCIAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                                October 26, 2004

      The undersigned shareholder of Peoples Ohio Financial Corporation (the "Company") hereby constitutes and appoints Ronald B. Scott, Donald Cooper and William J. McGraw, III, or any one of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of the Corporation to be held at Edison Community College, 1973 Edison Drive, Piqua, Ohio, on October 26, 2004, at 3:00 p.m. Eastern Time (the "Annual Meeting"), all of the shares of the Company's common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Prospectus/Proxy Statement:

1.    The election of three directors:

      [ ] FOR all nominees (except as       [ ] WITHHOLD authority to vote for
          marked to the contrary below):        all nominees listed below:

                             William J. McGraw, III
                                 Ronald B. Scott
                                 James S. Wilcox

2. The Board of Directors, upon the recommendation of its Audit Committee, has appointed BKD, LLP to serve as our independent auditors for 2005 and is seeking the ratification of the appointment of BKD, LLP by our shareholders:

      [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof:

      [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

The Board of Directors recommends a vote "FOR" the proposals listed above.

UNLESS THIS PROXY IS REVOKED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSALS STATED ABOVE.

IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

      At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of the Company and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

____________________________                ______________________________
Signature                                   Signature

____________________________                ______________________________
Print or Type Name                          Print or Type Name

Dated: _____________________                Dated: _______________________

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.